EXHIBIT 10.2

                        TIAN LUN ADMINISTRATIVE AGREEMENT
                        ---------------------------------

This agreement made this 17th day of December between Neurotech Development Corporation (administrator), a public company, organized under the laws of the State of Delaware, and traded on the NASDAQ OTC market, with offices at 10 Cedar Swamp Rd., Glen Cove, New York, USA and ******** (contractor), a ******** organized under the laws of ********, with offices at ********. for the administration of the construction and implementation of the Tian Lun Kinship community project.

Considerations:

The contractor has a project consisting of senior housing, family housing, educational facility, skilled nursing facility, assisted living facility, and acute care hospital.

Contractor has inadequate capital for completion of project
Contractor has prepared the capital budgets for this projects and there is not sufficient capital for the completion and operation of this project.

Project returns revenue which is less than the debt payments would be on the capital structure. It has been determined through a proforma budgetary analysis that with the repayment of debt the project will not be able to sustain operations.

This project meets the requirements of  "sustainable development"
By definition of economic need and the benefit to the social good of the people, this project conforms to the conditions of "sustainable development" as set forth in the agenda World Council of Peoples for the United Nations.

Administrator has access to special financing methodologies.
The administrator has special access to certain financing programs, which do not require repayment, but have special terms and conditions. The administrator will use its best efforts to obtain for the contractor financing for these projects.

Administrator has know how for compliance, project management and administration.
The financing methodologies described have special terms, conditions, reporting requirements, which are within the permitted areas of expertise of the administrator

                              Method of Cooperation
                              ---------------------

Administrator will make application on behalf of the contractor for qualification as sustainable development project, and for economic assistance in the completion of these projects.



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Administrator will review all drawings, designs, for completeness and compliance with international construction standards, and international environmental standards.

Administrator will facilitate any necessary changes to meet the compliance standards.

Administrator and Contractor will agree on detailed final budget.

                              Operational Mechanics
                              ---------------------

Contractor will instruct his bank to issue a "proof of funds letter" to ******* ******, attorney for the World Council of Peoples for the United Nations, on behalf of Neurotech as project administrator.

Contractor will execute a banking services letter with the securities house arranged by the World Council.

Upon receipt of the "proof of funds letter", a project financing agreement will be issued by the participating institution for these projects

Contractor will review the terms and conditions of the financing agreement. If all terms are acceptable the agreement will be executed.

The administrator and the contractor shall maintain a joint bank account at Bank of China, New York Branch.

All payments by the administrator shall be in accordance with the approved budgets.
Amendments to the budgets can be made at the discretion of the contractor, so long as those budgets do not jeopardize the construction standard, or the public safety.

Funds can only be used for the intended projects.
Funds will be segregated at all times, and all accounting is per project as are all reports per project.

Ancillary expenses and cash. The administrator will reimburse ancillary expenses and cash in accordance with the terms of the budget, and proper accounting practice.

                               Administrative Fees
                               -------------------

The administrator shall earn a fee equal to 10% of the project price. Fees shall be paid in accordance with the payment schedule of the funds received. Such fees shall be paid by the escrow agent to the administrator and set aside from the general funds of the project.

The administrator is responsible for the payment of wages for the administrative staff, inclusive of engineers, accountants, project managers. The administrator shall pay its percentage share of audit and financial reporting costs.

The administrator is responsible for the cost of any insurance, bonds, or instruments related to the administration of the projects and the administrative employees.


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                               Financial Reporting
                               -------------------

In accordance with the rules a quarterly report will be filed by a duly licensed international accountant Administrator recommends (Price Waterhouse Coopers or BDO Seidman Shanghai). Copies of these reports will be filed with :

 1. World Council of Peoples for the UN
 2. Securities and Exchange Commission of the United States

                            Right Title and Interest
                            ------------------------

All monies, construction, properties, buildings and materials at all times belong to the contractor.

                                   Termination
                                   -----------

The administrator may be terminated for cause by the escrow agent, the financier, or the contractor.

In the event of termination a qualified administrator must be appointed by the financier, escrow agent, or accredited agency.

A 30 day notice of Termination is required.

                                  Governing Law
                                  -------------

With respects to this general agreement, the administrator and contractor shall be bound by the laws of the People's Republic of China.

With respect to transactions occurring in jurisdictions outside of China, such laws shall be enforced in accordance with the Laws of the United States of America, and the state of New York.

                                   Arbitration
                                   -----------

Any disputes, disagreements, claims, shall be immediately submitted for arbitration in Shanghai. The International Rules of Arbitration shall apply, and that arbitrated decision shall be binding upon both parties regardless of location or venue of law.


Agreed:  Neurotech Development Corporation          Agreed:  ********

         /s/ Lawrence Artz                          /s/ ********
         -----------------------------              ------------------
         Lawrence Artz, Vice President              ********, Chairman


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                         TIAN LUN PROJECT MEMORANDUM OF
                         ------------------------------
                                  UNDERSTANDING
                                  -------------

In accordance with the terms of the administrative agreement executed on the 17th of December this "memorandum of understanding" will clarify and define the parameters and description of the project.

Description of the Project:

This is an integrated socialized community of, designed to instill social values, and create employment and enhance the personal values and emotional well being of senior citizens and their families in China. This community will have 50,000 families, and a self contained healthcare and educational system.

This project has numerous component parts they are inclusive of:

Aggregate number of residences:  50,000

Senior Residences:     These housing units are to be designed in accordance with
                       the special needs and requirements of single or married seniors. Housing units will feature user friendly kitchens, lighting systems, walkways, and bathrooms.
                       Special security systems inclusive of medical monitoring and emergency devices will be present in each housing unit.

Family Residences:     These housing units will be designed for families with
                       resident seniors, and will feature user friendly facilities, inclusive of kitchens, lighting systems, walkways and bathrooms. Special security systems inclusive of medical monitoring, and emergency devices will be present in each housing unit. These units will be equipped with hookups for computers and supplemental education for the children.

Assisted Living Facility:   This facility will be a multi level apartment type
                       complex, with individual apartments units for seniors. It will contain a central dietary facility which will provide meals for its residences and an activity center. It will be retained by the community and run by the FOUNDATION. Its purpose is to provide housing and care to Senior Citizens who are ambulatory but incapable of working.



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Skilled Nursing Facility:   This facility will be a hospital type of building
                       featuring semiprivate and ward residences for seniors who are not ambulatory, and in need of perpetual care and medical treatment. The facility will have central dietary, physical therapy, rehabilitation, craft activity, auditorium, and recreation and day rooms. This facility will be retained by the community and run by the Foundation. It purpose is to provide care for Senior Citizens who are not ambulatory, and require perpetual care, medical attention, psychiatric attention, and cannot be handled in the general population.

Acute Care Hospital Facility:   This facility will be a 250 bed acute care
                       hospital facility with enhanced outpatient facilities, mental health department and day surgery. Additional specialties in geriatric medicine and treatment will be featured. The hospital will feature the latest western medical technologies plus an emergency response system linked with the community security system. The hospital will feature staff trained in USA, and utilize the Neurotech Healthcare system, which integrates numerous state of the art healthcare services. A traditional Chinese medicine department will be included at the facility. This hospital is retained for the community, run independently, subsidized by insurance and the Foundation. The hospital will serve the Tian Lun Community as well as the general area surrounding theCommunity. The hospital will maintain a world class standard of medicine.

School System:         This educational campus, will encompass, kindergarten,
                       primary school, middle school and high school. It will contain an educational campus with a central social theme, consisting of a single level kindergarten, a multistory primary school, a multistory middle school, a multistory high All schools will feature the latest educational learning tools, and instructional
                       Methodologies. The school will provide enhanced education in mathematics, science, economics and language.

Commercial Center:     This area will feature numerous shops, and administrative
                       office center for the community. The commercial center will provide services inclusive of shopping, restaurants, entertainment, and general retail services.

Recreational Center:   This area , consisting of, park, swimming pool, library,
                       movie theatre, indoor sports hall, senior club, gymnasium, craft center, cultural center. A temple is probably a good addition to the facility.



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Approach to the Project

******** and Neurotech further agree that this project has a general complexity. In order to plan, design, review and initiate this project it is necessary to create a planning infrastructure to complete this project. Neurotech and ******** will mutually agree on the delegates appointed to each committee and shall themselves participate in the "executive committee".



                               EXECUTIVE COMMITTEE
                 (2 ******** DELEGATES + 2 NEUROTECH DELEGATES)
                                        |
                                        |
                                        |
                               BUDGETARY COMMITTEE
                         (INTERNATIONAL ACCOUNTING FIRM)
                                        |
                                        |
                     SITE PLANNING & ENVIRONMENTAL COMMITTEE
         (1 URBAN PLANNER + 1 ENVIRONMENTAL PLANNER + 2 CIVIL ENGINEER)
                                        |
                                        |
    SENIOR HOUSING-------FAMILY HOUSING-----------MEDICAL----------EDUCATION
      COMMITTEE             COMMITTEE            COMMITTEE         COMMITTEE
     (ARCHITECT)           (ARCHITECT)          (ARCHITECT)       (ARCHITECT)
    (PROJECT MGR)         (PROJECT MGR)        (PROJECT MGR)     (PROJECT MGR)
   (SOCIAL WORKER)       (SOCIAL WORKER)       (HOSPITAL ADM)      (EDUCATOR)
          |                     |          (GERIATRIC SPECIALIST)      |
          |                     |              (STATUSTICIAN)          |
          |                     |           (COMPLIANCE OFFICER)       |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |                     |                    |                 |
          |--------------------INSURANCE COMMITTEE---------------------|
              (HEALTH UNDERWRITER, PROPERTY & CASUALTY UNDERWRITER)
              (GENERAL LIABILITY UNDERWRITER, GENERAL RISK ANALYST)
                                        |
                                        |
                                        |
                                   FOUNDATION
                  (LONG TERM FISCAL MANAGERS AND LOSS ANALYSTS)



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                           Functions of the Committees
                           ---------------------------

Executive committee:   This committee evaluates all of the budgetary data and
                       reports by each committee and decides the priorities and pace of the project.



Budgetary Committee:   Will be responsible for the creation of the financial
                       model, utilizing information provided by the subordinate committees and their own knowledge.



Site planning and Environmental Committee: They take all of the engineering and statistical data presented by the subordinate committees and organizes the site plans and flow of services for the community, inclusive of water, waste disposal, logistics, transaportation etc.

Senior Housing Committee: Will plan the entire senior aspect of the community and submit their findings to site planning and budgetary committees.

Family Housing Committee: Will plan the family aspects of this development and submit their findings to the other committees.

Medical Committee:     Will plan the hospitals, nursing home facilities, health
                       care, and dietary facilities for the community. They will submit their findings to the insurance committee, budgetary and planning committees. Including the foundation.

Education Committee:   Will plan the schools and submit their findings to the
                       budgetary and planning committees as well as the foundation.

Insurance Committee:   The insurance committee will create actuarial tables,
                       risk management analysis, statisitical and projected loss data, healthcare premium management, and ancillary insurance products for the community and the foundation.

The Foundation:        This will be the ultimate operating entity of the
                       community, It will utilize the database provided by the insurance committee, as well as the fiscal and budgetary data generated by the budgetary committee to continue the operations of the community.

Goals of the Project

The purpose of this project is to create an integrated community of senior citizens and families, wherein a new labor pool is established utilizing seniors in the positions of childcare, and community operations, while freeing mothers to become an active part of the workforce. The community is to be self contained in terms of healthcare, education, and community services.

The project will deal with the problems of aging, physical health, dietary health, mental health, and self dignity of senior citizens. This community is to be a model community setting forth traditional Chinese family values, while adapting to the changes and social pressures brought about by the single child family, technological changes, environmental and social changes.


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The community will employ a newly created healthcare system, utilizing, insurance, and enhancing the best levels of medical practice from both western medicine, and traditional Chinese medicine.

The community will utilize an upgraded system of education, incorporating both western methods and Chinese methods. Children and adults will be able to utilize a flexible array of courses and methods to continually enhance their education and knowledge.

It is the ultimate goal of this project to shape and set the standards for the development of numerous additional communities in China.


Pricing of the Project

Based upon our preliminary discussions, I am estimating the cost as follows:

50,000 housing units (senior and family) average
        price $30,000 USD:                                    $1,500,000,000

200 bed assisted living facility:                                  6,000,000

200 bed skilled nursing facility:                                 10,000,000

250 bed acute care hospital and clinic with
        mental health section:                                    45,000,000

School system for 10,000 students:                               120,000,000

Commercial center:                                                18,000,000

Recreation center:                                                 5,000,000

Planning budget (1%):                                             17,040,000

                         ESTIMATED PROJECT TOTAL   (USD)     $ 1,721,040,000

Financing Methodologies, Rationale and Depository Requirements

The project should be broken into 2 primary areas (1) housing
                                                  (2) medical, education, and
                                                      ancillary

Housing component: $1,500,000,000 over 5 years $300,000,000 housing per year This can be financed using conventional means and require start up capital of between $75,000,000 and $100,000,000 USD, with conventional construction loans, vendor credit, and take out mortgages.

The medical and educational portion of the project cost, $221,040,000 USD should be built out on a 4 year basis and would require annual funds of $55,256,000 per year. That means a deposit of $92,100,000 would be required for this section of the project.


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A formula would need to be developed to determine the number of units retained for rental purposes and such units would be financed utilizing the humanitarian finance program. The formula shall be approximately $12,000 USD deposit per unit retained.

Financing is being provided by third parties for this project. First deposit to enter the financing program shall be no less than $25,000,000.

Deposits may be provided by designees and third parties for the benefit of this project. This project may have investors, which may be institutional, public or private or any combination thereof. It is the expressed responsibility of ******** to syndicate, organize, assign and effect any compliance required by the applicable securities laws with respect to this project.

Financing Procedures

Upon receipt of the qualification letter from the World Council of Peoples for the United Nations, ******** will execute standard informational forms and a banking services letter. These are to be sent with a proof of funds letter to ***************, solicitor for the World Council of Peoples for the United Nations.

The financing agreements shall be forwarded to the solicitors appointed by ******** or to ******** directly for evaluation. Upon successful evaluation of the financing agreements they shall be duly executed and the work on this project shall commence.

Utilization of Proceeds

The project will be financed utilizing a humanitarian financing program. The proceeds will be used solely for the planning, construction, and management of the project. Administrative fees of 10% will be paid to Neurotech while an additional 10% will be paid to ******** for its overhead and participation in the management of this project.

Methods of Accounting

The project will utilize general cost accounting methods, as defined by GAAP, books and records will be audited by a major international accounting firm which is mutually acceptable to Neurotech and ********. A quarterly report will need to be furnished in accordance with the financing requirements. An annual audit will be performed. It will be the responsibility of ******** provide such reports to the investors where applicable.

Term of the Agreement

This agreement shall be in effect for the duration of the construction of this project. The project construction is estimated to be 5 years. This agreement may be expanded, renewed, or modified by mutual consent.

Governing Law

This agreement is executed in accordance with the laws of Hong Kong S.A.R.


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Termination

This agreement may be terminated with 30 days written notice for any of the following reasons:
        a. failure of  financing to occur
        b. failure to generate adequate funds to continue the project
        c. misrepresentation by either party
        d. improper use of proceeds
        e. fraud or related acts of fraud with respect to the subcontractors
           1. taking of kickbacks
           2. allowing substandard materials
           3. accepting unfinished work

Disputes

Any disputes are subject to arbitration in Hong Kong, by the International Arbitration Association, in accordance with International rules. The decision of the arbitrators is binding in the interests of keeping the project moving forward.

Language

This agreement shall be executed in both Chinese and English. It is the intent of the agreement which is to be interpreted, and made clear from both languages being treated as equivalent in value.

It is hereby agreed on this date, December 20, 2001 that we set forth our signatures and seals to this agreement:

For and on behalf of:   ********


                        /s/ ********
                        --------------------------
                        ********, President


For and on behalf of:  NEUROTECH DEVELOPMENT CORPORATION


                       /s/ Lawrence Artz
                       ----------------------------
                       Lawrence Artz, Vice President & Director


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